Exhibit 99.1
News Release
Visit our web site at: www.streamlinehealth.net

COMPANY CONTACT:	INVESTOR CONTACT:
Robert E. Watson	Joe Diaz, Robert Blum or Joe Dorame
Chief Executive Officer	Lytham Partners, LLC
(513) 794-7100	(602) 889-9700
STREAMLINE HEALTH® SOLUTIONS REPORTS Q2 RESULTS
Cincinnati, Ohio — September 12, 2011 — Streamline Health Solutions, Inc. (Nasdaq: STRM) today announced financial results for the second quarter of fiscal year 2011, ended July 31, 2011.
Highlights for the quarter and the six-month period included:
•	Recurring maintenance revenues improved by 16% over the prior comparable quarter;

•	Recurring software-as-a-service (SaaS) revenues for the quarter increased 3% over the prior comparable quarter;

•	New bookings for the quarter, excluding maintenance revenue, exceeded $1.8 million;

•	Backlog at quarter end was $18.1 million;

•	Adjusted EBITDA on a year-to-date basis increased 100%;

•	In August 2011, St. Vincent’s Medical Center extended its agreement with Streamline Health’s strategic partner, GE Healthcare. Under the terms of the seven-year agreement, the healthcare system will be converting from a licensing model to Streamline Health’s SaaS model, and will upgrade to a new accessANYware version with additional HIM workflows;
Revenues for the second quarter totaled $4.1 million, compared to $4.7 million in the prior year second quarter, the decrease in revenue is primarily the result of two large proprietary license sales that were recognized in the second quarter of fiscal 2010, that did not have comparable sales in the current quarter.
Recurring revenues from maintenance contracts improved by 16% or $300,000 over the prior comparable second quarter. The increase is due to the continued revenue recognition from backlog, and the incremental maintenance revenues from systems sold in prior quarters for which maintenance periods commenced subsequent to their respective sales in prior quarters. SaaS revenues increased by $29,000 or 3% over the prior comparable quarter due to one large customer subscription sold in fiscal 2010 which reached go-live status in fiscal 2011.

Total operating expenses for the second quarter of fiscal 2011 were $4.1 million compared with $4.7 million in the comparable prior year quarter. This decrease of approximately $600,000 was the result of management’s action to implement more sustainable staffing levels, processes, and costs; these reductions coupled with decreased capitalized software amortization due to older assets becoming fully amortized subsequent to the first half of fiscal 2010.
As a result, the Company recorded a net loss for the second quarter ended July 31, 2011 of $7,000, or $0.00 per fully diluted share, compared with net loss of $76,000, or $0.01 per fully diluted share, for the prior year comparable quarter. Adjusted EBITDA* (a non-GAAP measure) for the quarter ended July 31, 2011 was $919,000, or $0.09 per fully diluted common share (adjusted), compared to $990,000, or $0.10 per fully diluted common share (adjusted) in the comparable prior quarter. A reconciliation table is provided below.
New bookings for the second quarter, excluding maintenance services, were $1.9 million, primarily consisting of SaaS term fees and professional services.
Backlog at July 31, 2011 was $18.1 million, compared with $18.9 million at July 31, 2010 and $17.6 million at January 31, 2011. The decrease in the current backlog reflects recognition of revenue from SaaS and maintenance contracts in the prior backlog and the addition to the backlog of new maintenance, software and professional services contracts sold in the quarters subsequent to July 31, 2010.
Robert E. Watson, president and chief executive officer of Streamline Health said, “While revenues are up slightly on a year-to-date basis, adjusted EBITDA for the six month period is up 100% versus the comparable period last year. That is meaningful progress despite the dual burden of high severance costs and the costs to bring on-board the appropriate executives and associates as we continue to reposition this company to achieve material annual growth rates consistent with other high growth healthcare information technology companies. As I’ve indicated previously this is a process and we are moving along that continuum at a consistent rate. I am pleased with the progress this new management team has made in the two quarters of its tenure.”
Mr. Watson continued, “We are also pleased with the transitioning of the University of Virginia Health System to a “direct client” of Streamline Health coupled with their purchase of additional workflow technology, and the transitioning of St. Vincent’s Medical Center from a maintenance client to a long term SaaS client. This strongly reflects the new commitment of our sales force to gain a deeper understanding of our clients and to present solutions on how we might better meet their needs. In conjunction with a strong focus on managing operating expenses, we are making meaningful progress in recalibrating Streamline Health to become a leading healthcare information technology company.”

* Non-GAAP Financial Measures
Streamline Health reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). Streamline Health’s management also evaluates and makes operating decisions using various other measures. One such measure is adjusted EBITDA, which is a non-GAAP financial measure. Streamline Health’s management believes that these measures provide useful supplemental information regarding the performance of Streamline Health’s business operations.
Streamline Health defines “adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, and stock-based compensation expense. A table illustrating this measure is included in this publication.
Conference Call Information
The Company will conduct a conference call and webcast to review the results of the second quarter of fiscal 2011 today, September 12, 2011, at 4:30 p.m. ET.
Interested parties can access the call by dialing (877) 317-6789 or (412) 317-6789, or listen via a live Internet webcast, which can be found at www.streamlinehealth.net. A replay of the call will be available for 30 days by visiting www.streamlinehealth.net or by calling (877) 344-7529 or (412) 317-0088, access code 451358, through October 12, 2011.
About Streamline Health
Streamline Health is a leading provider of document workflow and document management solutions, applications and services that help strategic business partners and healthcare organizations improve operational efficiencies through business process optimization. The Company provides integrated tools and technologies for automating document-intensive environments, including document workflow, document management, e-forms, connectivity, optical character recognition (OCR), and business process integration.
The Company’s workflow-based services offer solutions to inefficient and labor-intensive healthcare business processes throughout the revenue cycle, such as chart coding, abstracting and completion, remote physician referral order processing, pre-admission registration scanning and signature capture, financial screening, perioperative processing, mitigation processing, secondary billing services, explanation of benefits processing, and release of information processing. The Company’s solutions also address the document workflow needs of the Human Resources and Supply Chain Management processes of the healthcare enterprise. All solutions are available through a software as a service (SaaS) model of delivery via the Company’s Remote Hosting Center that better matches customers’ capital or operating budget needs, or via a locally installed software licensing model.
Streamline Health’s solutions create a permanent document-based repository of historical health information that is complementary and can be seamlessly integrated with existing disparate clinical, financial and administrative information systems, providing convenient electronic access to multiple forms of patient information from any location through secure web-based access. These integrated solutions allow providers and administrators to link existing systems with documents, which can dramatically improve the availability of patient information while decreasing direct costs associated with document retrieval, work-in-process, chart processing, document retention, and archiving.

For additional information please visit our website at www.streamlinehealth.net.
Safe Harbor statement under the Private Securities Litigation Reform Act of 1995
Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties. The forward looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, key strategic alliances with vendors that resell the Company products, the ability of the Company to control costs, availability of products produced from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accountings Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry, the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management‘s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Financial Tables on Following Pages

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Three and Six Months Ended July 31,
(Unaudited)

	Three Months		Six Months
	2011	2010	2011	2010
Revenues:
Systems sales	$163,200	$960,880	$294,202	$1,111,318
Services, maintenance and support	3,069,869	2,830,935	6,153,830	5,374,510
Software as a service	912,864	884,662	1,837,923	1,734,665

Total revenues (1)	4,145,933	4,676,477	8,285,955	8,220,493

Operating expenses:
Cost of systems sales	627,550	780,506	1,168,502	1,518,395
Cost of services, maintenance and support	1,155,667	1,378,778	2,489,538	2,760,988
Cost of software as a service	417,868	472,098	854,291	929,126
Selling, general and administrative	1,582,532	1,505,863	3,247,193	3,203,440
Product research and development	342,157	567,147	759,931	1,037,318

Total operating expenses	4,125,774	4,704,392	8,519,455	9,449,267

Operating income (loss)	20,159	(27,915)	(233,500)	(1,228,774)
Other income (expense):
Interest expense	(21,791)	(34,001)	(41,633)	(56,336)
Miscellaneous income (expenses)	(311)	(9,023)	(5,266)	42,786

Loss before income taxes	(1,943)	(70,939)	(280,399)	(1,242,324)
Income tax (expense)	(5,000)	(5,000)	(7,315)	(10,000)

Net loss	$(6,943)	$(75,939)	$(287,714)	$(1,252,324)

Basic and diluted net earnings (loss) per common share	$(0.00)	$(0.01)	$(0.03)	$(0.13)

Number of shares used in basic and diluted per common share computation	9,817,370	9,506,904	9,847,348	9,460,911

(1)	Software as a service was previously labeled “Application hosting services”, management determined that “Software as a service” more closely defines the Company’s service offering.

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Assets

	(Unaudited)	(Audited)
	July 31, 2011	January 31, 2011
Current assets:
Cash and cash equivalents	$577,885	$1,403,949
Accounts receivable, net of allowance for doubtful accounts of $140,000 and $100,000, respectively	2,151,458	2,620,756
Contract receivables	535,941	680,096
Prepaid hardware and third party software for future delivery	40,963	72,259
Prepaid customer maintenance contracts	925,667	794,299
Other prepaid assets	217,187	200,056
Deferred income taxes	167,000	167,000

Total current assets	4,616,101	5,938,415

Property and equipment:
Computer equipment	2,815,087	2,708,819
Computer software	2,037,063	1,947,135
Office furniture, fixtures and equipment	747,867	747,867
Leasehold improvements	639,864	639,864

	6,239,881	6,043,685
Accumulated depreciation and amortization	(4,895,412)	(4,517,860)

	1,344,469	1,525,825

Other assets:
Contract receivables, less current portion	274,647	241,742
Capitalized software development costs, net of accumulated amortization of $13,833,284 and $12,832,347, respectively	7,965,127	7,575,064
Other, including deferred taxes of $711,000, respectively	738,475	734,376

Total other assets	8,978,249	8,551,182

	$14,938,819	$16,015,422

Liabilities and Stockholders’ Equity

	(Unaudited)	(Audited)
	July 31, 2011	January 31, 2011
Current liabilities:
Accounts payable	$752,454	$565,252
Accrued compensation	575,603	1,163,843
Accrued other expenses	285,215	480,422
Capital lease obligation	132,299	183,637
Deferred revenues	5,093,616	5,766,795

Total current liabilities	6,839,187	8,159,949

Long-term liabilities:
Line of credit	1,250,000	1,200,000
Lease incentive liability, less current portion	54,464	61,034

Total liabilities	8,143,651	9,420,983

Stockholders’ equity:
Convertible redeemable preferred stock, $.01 par value per share, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value per share, 25,000,000 shares authorized, 10,053,979 and 9,856,517 shares issued and outstanding, respectively	100,539	98,565
Additional paid in capital	37,461,711	36,975,242
Accumulated deficit	(30,767,082)	(30,479,368)

Total stockholders’ equity	6,795,168	6,594,439

	$14,938,819	$16,015,422

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Six Months Ended,
(Unaudited)

	July 31, 2011	July 31, 2010
Operating activities:
Net loss	$(287,714)	$(1,252,324)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,391,822	1,708,706
Loss on disposal of fixed asset	26,667	—
Stock-based compensation expense	395,732	243,104
Provision for accounts receivable	40,000	50,000
Change in assets and liabilities:
Accounts, contract and installment receivables	540,548	(133,787)
Other assets	(121,302)	(114,459)
Accounts payable	187,202	200,007
Accrued expenses	(790,017)	(388,100)
Deferred revenues	(673,179)	(328,530)

Net cash provided by (used in) operating activities	709,759	(15,383)

Investing activities:
Purchases of property and equipment	(236,196)	(302,292)
Capitalization of software development costs	(1,391,000)	(1,274,000)
Other	—	2,974

Net cash used in investing activities	(1,627,196)	(1,573,318)

Financing activities:
Net change under revolving credit facility	50,000	1,100,000
Proceeds from exercise of stock options and stock purchase plan	92,711	127,391
Payments on capital lease obligation	(51,338)	(83,289)

Net cash provided by financing activities	91,373	1,144,102

Decrease in cash and cash equivalents	(826,064)	(444,599)
Cash and cash equivalents at beginning of period	1,403,949	1,025,173

Cash and cash equivalents at end of period	$577,885	$580,574

Supplemental cash flow disclosures:
Interest paid	$29,621	$30,664

Income taxes paid	$16,957	$16,534

STREAMLINE HEALTH SOLUTIONS, INC.
Backlog
(Unaudited)
Table A
Backlog (in thousands)

	July 31, 2011	January 31, 2011	July 31, 2010
Streamline Health Software Licenses	$51,000	$121,000	$174,000
Custom Software	29,000	42,000	62,000
Hardware and Third Party Software	152,000	66,000	95,000
Professional Services	4,573,000	4,629,000	3,981,000
Software as a service	7,275,000	7,362,000	8,818,000
Recurring Maintenance	6,009,000	5,384,000	5,788,000

Total	$18,089,000	$17,604,000	$18,918,000

STREAMLINE HEALTH SOLUTIONS, INC.
Bookings
(Unaudited)
Table B
New bookings (a)

	Three Months Ended
	July 31, 2011
	Value	% of Total Bookings
Streamline Health Software licenses	$—	0%
Software as a service	980,000	52%
Professional services	792,000	42%
Hardware & third party software	110,000	6%

Total bookings	$1,882,000	100%

	Six Months Ended
	July 31, 2011
	Value	% of Total Bookings
Streamline Health Software licenses	$—	0%
Software as a service	1,067,000	40%
Professional services	1,358,000	51%
Hardware & third party software	232,000	9%

Total bookings	$2,657,000	100%

(a)	Bookings are the aggregate of signed contracts and/or completed customer purchase orders approved and accepted by the Company as binding commitments to purchase its products and/or services. New bookings do not include maintenance services as these tend to be recurring in nature on an annual or more frequent basis.

STREAMLINE HEALTH SOLUTIONS, INC.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
Table C
This press release contains a non-GAAP financial measure under the rules of the U.S. Securities and Exchange Commission for adjusted EBITDA. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget. Non-GAAP financial measures are used by Streamline Health’s management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, the Company believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. The Company’s management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.
Reconciliation of net earnings(loss) to non-GAAP adjusted EBITDA (in thousands)

	Three Months Ended,		Six Months Ended,
Adjusted EBITDA Reconciliation	July 31, 2011	July 31, 2010	July 31, 2011	July 31, 2010
Net loss	$(7)	$(76)	$(288)	$(1,252)
Interest expense	22	34	42	56
Tax expenses	5	5	7	10
Depreciation and other amortization	193	233	391	455
Amortization of capitalized software development costs	507	639	1,001	1,254

EBITDA	720	835	1,153	523

Stock-based compensation expense	199	155	396	243

Adjusted EBITDA	$919	$990	$1,549	$766

Capitalized software development costs	606	578	1,391	1,274
Adjusted EBITDA, less capitalized software development costs	313	412	158	(508)

Adjusted EBITDA Margin	22%	21%	19%	9%

Adjusted EBITDA per diluted share
Earnings (loss) per share — diluted	$(0.00)	$(0.01)	$(0.03)	$(0.13)
Interest expense (1)	0.00	0.00	0.00	0.00
Tax expenses (1)	0.00	0.00	0.00	0.00
Depreciation and other amortization (1)	0.02	0.02	0.04	0.05
Amortization of capitalized software development costs (1)	0.05	0.07	0.10	0.13
Stock-based compensation expense (1)	0.02	0.02	0.04	0.03

Adjusted EBITDA per adjusted diluted share	$0.09	$0.10	$0.15	$0.08

Diluted weighted average shares	9,817,370	9,506,904	9,847,348	9,460,911
Includable incremental shares — adjusted EBITDA (2)	12,715	19,336	17,951	19,336

Adjusted diluted shares	$9,830,085	$9,526,240	9,865,299	9,480,247

(1)	Per adjusted diluted weighted average shares

(2)	The number of incremental shares that would be dilutive under profit assumption, only applicable under a GAAP net loss. If GAAP profit is earned in the current period, no additional incremental shares are assumed. If negative adjusted EBITDA is incurred, no additional incremental shares are assumed for adjusted diluted shares.